                ALTERNATIVE LOAN TRUST RESECURITIZATION 2006-37R
                                 Issuing Entity

                                FINAL TERM SHEET

                                   $68,315,933

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                               UBS SECURITIES LLC
                               Sponsor and Seller

                              THE BANK OF NEW YORK
                              Trustee and Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED OCTOBER 27, 2006

           RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 2006-37R DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING NOVEMBER 27, 2006

                                   ----------

The issuing entity will issue the following classes of certificates, which are offered pursuant to this free writing prospectus and the accompanying prospectus:

               INITIAL CLASS      PASS-THROUGH
  CLASS     CERTIFICATE BALANCE      RATE(1)
  -----     -------------------   ------------
Class A-1       $58,556,429         Floating
Class A-2       $ 9,759,404         Floating
Class A-R       $       100           6.00%

(1) The classes of certificates offered by this free writing prospectus, together with their pass through rates, the method of calculating their pass through rates and their initial ratings are listed in the tables under "Summary -- Description of the Certificates" in this free writing prospectus.

                                     SUMMARY

- IN ORDER TO MAKE AN INVESTMENT DECISION REGARDING THE CERTIFICATES OFFERED BY THIS FREE WRITING PROSPECTUS, YOU MUST READ CAREFULLY EACH OF THE FOLLOWING DOCUMENTS WHICH ARE ATTACHED AS EXHIBITS TO THIS FREE WRITING
     PROSPECTUS: (A) THE PROSPECTUS SUPPLEMENT FOR THE DEPOSITED UNDERLYING CERTIFICATES, DATED FEBRUARY 23, 2006, FOR CWALT, INC., ALTERNATIVE LOAN TRUST 2006-4CB, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB, WHICH DESCRIBES THE SPECIFIC TERMS OF THE DEPOSITED UNDERLYING CERTIFICATES, (B) THE OCTOBER 25, 2006 UNDERLYING TRUST MONTHLY STATEMENT FOR THE UNDERLYING TRUST AND (C) APPENDIX I TO THIS FREE WRITING PROSPECTUS, WHICH PROVIDES CERTAIN INFORMATION ABOUT THE UNDERLYING MORTGAGE LOANS IN THE UNDERLYING TRUST AS OF OCTOBER 1, 2006.

- UNLESS OTHERWISE NOTED, ALL OF THE STATISTICAL CALCULATIONS IN THIS FREE WRITING PROSPECTUS ARE BASED ON THE INFORMATION IN THE OCTOBER 25, 2006 UNDERLYING TRUST MONTHLY STATEMENT.

ISSUING ENTITY

Alternative Loan Trust Resecuritization 2006-37R, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR, UNDERLYING CERTIFICATE SELLER AND UNDERLYING UNDERWRITER

UBS Securities LLC.

SIGNIFICANT OBLIGOR

Alternative Loan Trust 2006-4CB, a common law trust formed under the laws of the State of New York.

TRUSTEE AND SERVICER

The Bank of New York

TRUST AGREEMENT

The trust agreement among the underlying certificate seller, the depositor and the trustee, under which the issuing entity will be formed.

CLOSING DATE

On or about October 30, 2006.

OFFERED CERTIFICATES

Alternative Loan Trust Resecuritization 2006-37R will issue three classes of certificates, all of which are being offered by this free writing prospectus.

ISSUING ENTITY ASSETS

The assets of Alternative Loan Trust Resecuritization 2006-37R will consist of a 61.5984591630% ownership interest in each of the CWALT, Inc., Alternative Loan Trust 2006-4CB, Mortgage Pass-Through Certificates, Series 2006-4CB, Class 1-A-3 Certificates (the "Class 1-A-3 deposited underlying certificates") and the Class 1-A-4 Certificates (the "Class 1-A-4 deposited underlying certificates" and, together with the Class 1-A-3 deposited underlying certificates, the "deposited underlying certificates"). The total principal amount of assets in the issuing entity is $68,315,933

The Class 1-A-3 deposited underlying certificates also may receive yield supplement amounts from the proceeds of an interest rate corridor contract. However, any amounts received by the issuing entity with respect to such yield supplement amounts will not be available for distributions on any of the offered certificates. Those amounts will be distributed as described in this free writing prospectus.

The Underlying Mortgage Loans

The deposited underlying certificates represent senior ownership interests in an underlying trust. The assets of the underlying trust consist primarily of two loan groups of 30-year conventional fixed rate mortgage loans secured by first liens on one-to four-family residential properties.

Except for certain information provided in the tables attached as Appendix I to this free writing prospectus, all of the information contained herein with respect to the underlying mortgage loans is based solely on (i) information contained in the underlying prospectus supplement and (ii) information obtained from the October 25, 2006 underlying trust monthly statement.

The tables in Appendix I to this free writing prospectus summarize certain characteristics of the underlying mortgage loans as of October 1, 2006 (the "reference date"). The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the underlying mortgage loans as of the date of this free writing prospectus. However, prior to the issuance of the offered certificates certain of the underlying mortgage loans may be (or may have been) prepaid in full or in part or may be repurchased as described in the underlying prospectus supplement.

As of the reference date, the underlying mortgage loans in underlying loan group 1 and underlying loan group 2 had the following characteristics:

UNDERLYING LOAN GROUP 1

Aggregate Current Principal Balance                  $376,773,606
Geographic Concentrations in excess of 10%:
   California                                              24.88%
Weighted Average Original LTV Ratio                        68.51%
Weighted Average Mortgage Rate                             6.602%
Range of Mortgage Rates                          6.000% to 7.625%
Average Current Principal Balance                        $217,914
Range of Current Principal Balances           $24,829 to $600,500
Weighted Average Remaining Term to Maturity            351 months
Weighted Average FICO Credit Score                            712

UNDERLYING LOAN GROUP 2

Aggregate Current Principal Balance                  $269,828,220
Geographic Concentrations in excess of 10%:
   California                                              36.80%
Weighted Average Original LTV Ratio                        67.20%
Weighted Average Mortgage Rate                             6.026%
Range of Mortgage Rates                          5.250% to 6.500%
Average Current Principal Balance                        $283,433
Range of Current Principal Balances           $31,306 to $734,026
Weighted Average Remaining Term to Maturity            348 months
Weighted Average FICO Credit Score                            718

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                 INITIAL
            CLASS CERTIFICATE                                  INITIAL RATING   INITIAL RATING
  CLASS          BALANCE                    TYPE                  (S&P) (1)      (MOODY'S) (1)
---------   -----------------   ----------------------------   --------------   --------------
Class A-1      $58,556,429      Senior/Floating Pass-Through         AAA              Aaa
                                            Rate

Class A-2      $ 9,759,404         Senior/Inverse Floating           AAA              Aaa
                                      Pass-Through Rate

Class A-R      $       100        Senior/Fixed Pass-Through          AAA              Aaa
                                        Rate/Residual

----------
(1) The certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

The certificates also will have the following characteristics:

                                               INTEREST        INTEREST ACCRUAL
  CLASS          PASS-THROUGH RATE          ACCRUAL PERIOD        CONVENTION
---------   ---------------------------   ------------------   ----------------
Class A-1        LIBOR + 0.60% (1)                (2)             30/360 (3)
Class A-2   38.40% - (6.00 x LIBOR) (1)           (2)             30/360 (3)
Class A-R              6.00%              calendar month (4)      30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                              CLASSES/COMPONENTS OF
      DESIGNATION                 CERTIFICATES
-----------------------   ----------------------------
  LIBOR Certificates         Class A-1 and Class A-2
                                  Certificates

Offered Certificates or   LIBOR Certificates and Class
      Certificates              A-R Certificates

RECORD DATE

The last day of the calendar month preceding the month of the distribution date.

DENOMINATIONS

Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the trust agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for November 27, 2006.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance of each class of certificates will depend on the rate of payment (including prepayments) of the underlying mortgage loans and resultant payments of principal on the deposited underlying certificates, the class certificate balance of any such class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the table under "Summary -- Description of the Certificates" in this free writing prospectus.

On each distribution date, to the extent interest funds are available from the related class of deposited underlying certificates, each interest-bearing class of certificates will be entitled to receive:

     - interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date; and

     -    any interest remaining unpaid from prior distribution dates.

See "Description of the Certificates -- Interest" in this free writing prospectus.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the deposited underlying certificates on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

See "Description of the Certificates-- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will consist of the following (after the fees and expenses described under the next heading are subtracted):

     - available interest funds equal to the aggregate of all previously undistributed amounts (excluding any yield supplement amounts) received by the trustee on or prior to that distribution date as distributions of interest on the deposited underlying certificates; and

     -    available principal funds equal to:

     (i) the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the deposited underlying certificates, reduced by

     (ii) the expenses and liabilities reimbursable to the depositor and the trustee under the trust agreement and any taxes imposed on the issuing entity (as described under the next heading) that have not previously been paid by a reduction of available funds with respect to the related class of deposited underlying certificates.

Fees and Expenses

The amounts available for distributions on any distribution date will generally not include amounts reimbursed to the trustee and depositor for taxes and expenses related to each REMIC created as part of the issuing entity. The trustee fee and any expenses reimbursable to the trustee will be paid by the underlying certificate seller, and will not be an obligation of the issuing entity.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

     - from available interest funds, to interest on each interest-bearing class of certificates, pro rata, based on their respective interest distribution amounts;

     - from available principal funds, to principal of the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below; and

     -    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the available principal funds will be distributed as principal of the following classes of certificates, in the following order of priority:

     1. to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     2. concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

ALLOCATION OF REALIZED LOSSES

If any realized losses on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated pro rata to the certificates.

See "Description of the Certificates--Allocation of Losses" in this free writing prospectus.

CREDIT ENHANCEMENT

Except as described in "Description of the Certificates--Allocation of Losses," the issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificates.

Credit Enhancement of Underlying Issuing Entity

In addition to issuing the deposited underlying certificates, the underlying trust issued twenty-two other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination". Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero.

If any realized losses on the underlying mortgage loans are allocated to the deposited underlying certificates, they will be allocated to the certificates as described under "--Allocation of Losses" above.

OPTIONAL TERMINATION OF THE UNDERLYING ISSUING ENTITY

Although there is no optional termination provision in Alternative Loan Trust Resecuritization 2006-37R, the master servicer of the mortgage loans held in the underlying trust may terminate the underlying trust on any distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans and any real estate owned by the underlying trust is less than or equal to 10% of the aggregate stated principal balance of the underlying mortgage loans as of the cut-off date for the underlying trust. Any termination of the underlying trust will terminate the issuing entity and result in early prepayment of the certificates.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the deposited underlying certificates (excluding the entitlement to the underlying yield supplement amounts) and any other assets designated in the trust agreement. The master REMIC will issue three classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

The certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in the prospectus.

LEGAL INVESTMENT

Each class of certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment" in the prospectus.

              DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES

     All of the information contained herein with respect to the Deposited Underlying Certificates (as defined below) is derived from (i) information contained in the free writing prospectus related to the Deposited Underlying Certificates, attached to this free writing prospectus as Exhibit A (the "Underlying Prospectus Supplement") and (ii) information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the October 25, 2006 Underlying Distribution Date (as defined below), attached to this free writing prospectus as Exhibit B (the "October 25, 2006 Underlying Trust Monthly Statement"). The Reference Date is October 1, 2006.

     Unless otherwise noted, all statistical calculations in this free writing prospectus are based on the information in the October 25, 2006 Underlying Trust Monthly Statement.

     The assets of the Alternative Loan Trust Resecuritization 2006-37R (the "Issuing Entity") will consist of a 61.5984591630% ownership interest in each of the CWALT, Inc., Alternative Loan Trust 2006-4CB, Mortgage Pass-Through Certificates, Series 2006-4CB, Class 1-A-3 Certificates (the "Class 1-A-3 Deposited Underlying Certificates") and the Class 1-A-4 Certificates (the "Class 1-A-4 Deposited Underlying Certificates", and together with the Class 1-A-3 Deposited Underlying Certificates, the "Deposited Underlying Certificates"), respectively, issued pursuant to a pooling and servicing agreement, dated as of February 1, 2006 (the "Underlying Agreement"), among CWALT, Inc., as depositor, Countrywide Home Loans, Inc. ("Countrywide Home Loans"), as a seller, Park Granada, LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (in such capacity, the "Underlying Trustee").

     The Deposited Underlying Certificates evidence senior interests in a trust (the "Underlying Trust") created by the Underlying Agreement and were issued together with certain other classes of senior certificates (collectively, the "Underlying Senior Certificates"), certain classes of subordinated certificates (the "Underlying Subordinated Certificates"), and certain residual interests. The Underlying Trust consists primarily of two loan groups of 30 year conventional fixed rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "Underlying Mortgage Pool Principal Balance") in the Underlying Trust as of the Reference Date was approximately $646,601,826.

     After giving effect to the distributions made on the October 25, 2006 Underlying Distribution Date, the Class 1-A-3 Deposited Underlying Certificates had an aggregate principal balance of approximately $68,315,933.

     In addition, after giving effect to the distributions made on the October 25, 2006 Underlying Distribution Date, the Underlying Subordinated Certificates had an aggregate Class Certificate Balance of approximately $27,420,151 representing approximately 4.24% of the aggregate Class Certificate Balance of all certificates issued by the Underlying Trust. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination", and are the only credit enhancement for the certificates.

     For additional information on the Deposited Underlying Certificates, prospective investors should carefully review the Underlying Prospectus Supplement and the October 25, 2006 Underlying Trust Monthly Statement, attached as Exhibits A and B, respectively, to this free writing prospectus.

     The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after October 25, 2006.

UNDERLYING YIELD SUPPLEMENT AMOUNTS

     The Class 1-A-3 Deposited Underlying Certificates are also entitled to receive yield supplement amounts from the proceeds of an underlying interest rate corridor contract (the "Underlying Yield Supplement Amounts"). However, any amounts received by the issuing entity with respect to the Underlying Yield Supplement Amounts will not be available for distribution on any class of certificates.

     Any amounts received with respect to the Underlying Yield Supplement Amounts will be an asset of a separate trust (the "Yield Supplement Trust") created under the Trust Agreement and will be distributed as described under "Description of the Certificates --The Yield Supplement Trust and Yield Supplement Reserve Fund" in this free writing prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a trust agreement dated as of October 25, 2006 (the "Trust Agreement") among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the Issuing Entity issues the certificates. The certificates represent obligations of the Issuing Entity only and do not represent an interest in or obligation of CWALT, Inc., the Underlying Certificate Seller or any of their affiliates.

     The Resecuritization Pass-Through Certificates, Series 2006-37R, will consist of the Class A-1, Class A-2 and Class A-R Certificates (collectively, the "certificates" or the "offered certificates"). All of the certificates are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

              DESIGNATION                   CLASSES/COMPONENTS OF CERTIFICATES
              -----------                   ----------------------------------
         LIBOR Certificates                Class A-1 and Class A-2 Certificates
Offered Certificates or Certificates   LIBOR Certificates and Class A-R Certificates

     The certificates are generally referred to as the following types:

         CLASS                             TYPE
         -----                             ----
Class A-1 Certificates       Senior/Floating Pass-Through Rate
Class A-2 Certificates   Senior/Inverse Floating Pass-Through Rate
Class A-R Certificates    Senior/Fixed Pass-Through Rate/Residual

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of:

     - all amounts previously distributed to holders of certificates of such class as payments of principal,

     - the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Losses", and

     - the pro rata portion of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity allocated to such class,

and, in the case of each class of certificates to which Underlying Realized Losses have been allocated, increased by the amount of Subsequent Recoveries on the Underlying Mortgage Loans distributed as principal to the Deposited Underlying Certificates (see "The Agreements--Application of Liquidation Proceeds" in the prospectus).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. The Depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the Issuing Entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the Trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

DISTRIBUTIONS ON THE DEPOSITED UNDERLYING CERTIFICATES; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained in trust for the benefit of the Certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates, other than any amounts in respect of Underlying Yield Supplement Amounts. It is expected that distributions on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

     The Trustee will deposit or cause to be deposited in the Yield Supplement Trust all amounts it receives in respect of the Underlying Yield Supplement Amounts and such amounts will not be available for distribution on any class of certificates.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     Funds on deposit in the Distribution Account and the Yield Supplement Trust will not be invested.

EXPENSES

     The following table summarizes the related expenses to be paid from the assets of the Issuing Entity and the source of payments for the expenses:

  TYPE / RECIPIENT (1)           AMOUNT          GENERAL PURPOSE        SOURCE (2)         FREQUENCY
  --------------------     -----------------   ------------------   ------------------   ------------
REMIC expenses             Expenses incurred   Reimbursement of     Amounts on deposit   Time to time
                           in connection       expenses and taxes   in the
                           with the                                 Distribution
                           administration of                        Account
                           the REMICs and
                           any taxes owed by
                           the REMICs

Indemnification expenses   Amounts for which   Indemnification      Amounts on deposit   Monthly
/ the Depositor            the Depositor is                         in the
                           entitled to                              Distribution
                           indemnification                          Account

(1) Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Trust Agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the expenses shown in this table are paid prior to distributions on the certificates.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

     - to make distributions to the certificateholders as described in this free writing prospectus,

     - to reimburse the Depositor and the Trustee for certain expenses and liabilities reimbursable to the Depositor and the Trustee under the Trust Agreement,

     -    to pay any taxes imposed on the Issuing Entity,

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

     - to clear and terminate the Distribution Account upon termination of the Trust Agreement.

THE YIELD SUPPLEMENT TRUST AND YIELD SUPPLEMENT RESERVE FUND

     The Trust Agreement will require the Trustee on behalf of the Yield Supplement Trust to establish an account (the "Yield Supplement Reserve Fund"), which will be held in trust by the Trustee in the Yield Supplement Trust on behalf of UBS AG, London Branch, an affiliate of the Underlying Certificate Seller and the Underwriter. On the closing date, the Depositor will cause (i) $1,000 to be deposited in and (ii) the entitlement to the Underlying Yield Supplement Amounts to be assigned to, the Yield Supplement Reserve Fund. The Yield Supplement Reserve Fund will not be an asset of any REMIC or of the Issuing Entity.

     On each Distribution Date, the Trustee will deposit in the Yield Supplement Reserve Fund any Underlying Yield Supplement Amounts received. On each Distribution Date, such amounts received in respect of the Underlying Yield Supplement Amounts less any expenses allocable to the Yield Supplement Trust will be distributed as described in the Trust Agreement.

DISTRIBUTIONS

     Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "Underlying Distribution Date"). Distributions on the certificates will be made on the same day (each, a "Distribution Date"). The first Distribution Date for the certificates is scheduled for November 27, 2006. Distributions on the certificates will be made on each Distribution Date to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for each Distribution Date will be the last day of the calendar month preceding the month of the Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions of interest on the classes of certificates will be made on each Distribution Date from Available Interest Funds from the Deposited Underlying Certificates for such Distribution Date. Similarly, distributions of principal on the classes of certificates then entitled to receive distributions of Available Principal Funds from the Deposited Underlying Certificates for such Distribution Date will be made, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this free writing prospectus.

     "Available Interest Funds" for any Distribution Date will be equal to the aggregate of all previously undistributed amounts (other than any Underlying Yield Supplement Amounts) received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificates.

     "Available Principal Funds" for any Distribution Date will be equal to (i) the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificates, reduced by (ii) pro rata share of the sum of certain expenses and liabilities reimbursable to the Depositor under the Trust Agreement and any taxes imposed on the Issuing Entity that have not previously been paid by a reduction of Available Funds from the Deposited Underlying Certificates.

     "Available Funds" for any Distribution Date will be equal to the sum of (i) Available Interest Funds from the Deposited Underlying Certificates for such Distribution Date and (ii) Available Principal Funds from the Deposited Underlying Certificates for such Distribution Date.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                      INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS            PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----            -----------------   -----------------   --------------------------------
Class A-1.....         5.92%            7.00% /0.60%               LIBOR + 0.60%
Class A-2.....         6.48%           38.40% /0.00%          38.40% - (6.00 x LIBOR)

     Interest Entitlement. With respect to each Distribution Date for the Class A-R Certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of certificates will be equal to the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

     If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each class of certificates for the corresponding Interest Accrual Period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions (as defined in the Underlying Prospectus Supplement) or Net Prepayment Interest Shortfalls (as defined in the Underlying Prospectus Supplement). See "Description of the Certificates--Interest" in the Underlying Prospectus Supplement.

     In the event that, on a particular Distribution Date, Available Interest Funds in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the classes of certificates, interest will be distributed on each class of certificates based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

     On each Distribution Date, Available Principal Funds will be distributed to the classes of certificates, sequentially, in the following order of priority:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     2. concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to certain other distributions as set forth in the Trust Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, all Realized Losses (as defined in the Underlying Prospectus Supplement) that are allocated to the Deposited Underlying Certificates (collectively, "Underlying Realized Losses") will be allocated to the certificates on a pro rata basis in accordance with their Class Certificate Balances.

                                   Appendix I

                                   APPENDIX I

            MORTGAGE LOAN CHARACTERISTICS OF THE UNDERLYING MORTGAGE
                         LOANS AS OF THE REFERENCE DATE

     The following information sets forth in tabular format information as to the Underlying Mortgage Loans in the underlying loan group 1 and the underlying loan group 2 as of October 1, 2006 (the "Reference Date"). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Underlying Mortgage Loans in the related underlying loan group as of the Reference Date and due to rounding may not total 100%.

     In addition, each weighted average FICO credit score set forth below was calculated without regard to any mortgage loan for which the FICO credit score is not available.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                    WEIGHTED
                                                      PERCENT OF                    AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)           LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------         ---------  ---------------  ----------  ---------------  ---------  --------  -------------
5.990 ..................        1    $    109,800.00      0.03%      109,800.00       353        681        90.00
6.000 ..................        2         359,834.01      0.10       179,917.01       233        764        41.72
6.050 ..................        1         373,950.27      0.10       373,950.27       350        707        90.00
6.120 ..................        1         380,362.41      0.10       380,362.41       350        704        90.00
6.125 ..................        8       2,161,301.13      0.57       270,162.64       350        713        68.21
6.130 ..................        1         268,844.88      0.07       268,844.88       352        630        90.00
6.135 ..................        1          95,573.00      0.03        95,573.00       352        724        90.00
6.250 ..................       50      12,344,550.03      3.28       246,891.00       351        733        69.48
6.295 ..................        2         346,215.67      0.09       173,107.84       353        704        91.43
6.310 ..................        1         381,600.49      0.10       381,600.49       352        705        89.49
6.375 ..................      314      79,871,976.40     21.20       254,369.35       350        721        67.63
6.385 ..................        1         278,300.00      0.07       278,300.00       352        752        94.99
6.500 ..................      395      83,161,207.67     22.07       210,534.70       351        712        66.52
6.510 ..................        1         120,447.79      0.03       120,447.79       352        783        90.00
6.550 ..................        2         535,042.68      0.14       267,521.34       349        762        90.00
6.560 ..................        1         183,037.78      0.05       183,037.78       352        702        90.00
6.625 ..................      209      47,291,517.45     12.55       226,275.20       351        718        69.00
6.640 ..................        1         127,683.27      0.03       127,683.27       352        790        90.00
6.695 ..................        1          86,450.92      0.02        86,450.92       352        715        85.00
6.745 ..................        1         141,300.00      0.04       141,300.00       353        691        90.00
6.750 ..................      418      84,192,606.79     22.35       201,417.72       351        706        69.25
6.780 ..................        1         229,623.32      0.06       229,623.32       352        808        90.00
6.875 ..................      298      60,837,101.38     16.15       204,151.35       351        701        69.30
6.910 ..................        1         161,728.22      0.04       161,728.22       352        801        90.00
6.960 ..................        1         114,912.78      0.03       114,912.78       353        732        90.00
6.990 ..................        1         271,504.48      0.07       271,504.48       351        695        80.00
7.000 ..................        4         675,887.59      0.18       168,971.90       352        690        66.13
7.125 ..................        4         495,339.04      0.13       123,834.76       351        727        77.58

                                                                                    WEIGHTED
                                                      PERCENT OF                    AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)           LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------         ---------  ---------------  ----------  ---------------  ---------  --------  -------------
7.250 ..................        3         385,478.46      0.10       128,492.82       349        747        75.96
7.375 ..................        1         115,503.57      0.03       115,503.57       352        755        80.00
7.500 ..................        2         266,925.00      0.07       133,462.50       352        723        75.00
7.625 ..................        1         408,000.00      0.11       408,000.00       351        705        80.00
                            -----    ---------------    ------
   TOTAL ...............    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the Reference Date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.599% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.602% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE                     NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
OF CURRENT MORTGAGE LOAN   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PRINCIPAL BALANCES ($)      LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------  ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
0.01 - 50,000.00 .......       10    $    381,026.15      0.10%       38,102.62      6.702      337        747        53.40
50,000.01 -
   100,000.00 ..........      116       9,533,696.92      2.53        82,187.04      6.657      349        723        63.53
100,000.01 -
   150,000.00 ..........      393      50,381,685.83     13.37       128,197.67      6.653      350        718        66.64
150,000.01 -
   200,000.00 ..........      391      68,118,984.10     18.08       174,217.35      6.622      351        711        68.64
200,000.01 -
   250,000.00 ..........      270      60,330,642.36     16.01       223,446.82      6.622      351        708        68.70
250,000.01 -
   300,000.00 ..........      169      46,663,529.37     12.39       276,115.56      6.603      352        706        68.69
300,000.01 -
   350,000.00 ..........      111      36,269,908.39      9.63       326,755.93      6.603      351        716        69.66
350,000.01 -
   400,000.00 ..........      223      84,769,231.09     22.50       380,131.08      6.534      350        713        70.09
400,000.01 -
   450,000.00 ..........       34      13,872,076.06      3.68       408,002.24      6.625      351        719        63.29
450,000.01 -
   500,000.00 ..........        3       1,485,372.25      0.39       495,124.08      6.792      353        726        65.49
500,000.01 -
   550,000.00 ..........        5       2,636,298.01      0.70       527,259.60      6.497      351        725        68.53
550,000.01 -
   600,000.00 ..........        3       1,730,655.95      0.46       576,885.32      6.586      352        721        78.33
600,000.01 -
   650,000.00 ..........        1         600,500.00      0.16       600,500.00      6.375      353        718        75.06
                            -----    ---------------    ------
   TOTAL ...............    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) As of the Reference Date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $217,914.

                            FICO CREDIT SCORES(1) (2)

                                                                                              WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE                      MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------     ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
619 and Below ..........        5    $    891,389.84      0.24%      178,277.97      6.843       352       612        56.74
620 - 639 ..............      149      33,368,134.63      8.86       223,947.21      6.654       351       630        65.34
640 - 659 ..............      103      23,548,843.57      6.25       228,629.55      6.656       351       650        60.82
660 - 679 ..............      212      48,992,242.16     13.00       231,095.48      6.641       351       670        65.83
680 - 699 ..............      222      45,508,302.32     12.08       204,992.35      6.612       351       689        67.51
700 - 719 ..............      268      57,406,693.31     15.24       214,204.08      6.589       351       710        69.89
720 and Above ..........      767     166,666,679.15     44.24       217,296.84      6.574       350       758        70.90
Not Available ..........        3         391,321.50      0.10       130,440.50      6.727       353       N/A        64.45
                            -----    ---------------    ------
   TOTAL ...............    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1)  As determined at the time of origination.

(2) As of the Reference Date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 712.

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM             LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
---------------           ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
Full/Alternative........      243    $ 53,451,471.09     14.19%    219,964.90    6.557         351          712        73.32
No Income/No Asset......      226      43,694,367.95     11.60     193,337.91    6.665         350          697        59.11
Preferred...............      281      68,495,157.57     18.18     243,755.01    6.499         349          744        67.94
Reduced.................      923     199,494,082.79     52.95     216,136.60    6.633         351          707        69.79
Stated Income/Stated
   Asset................       56      11,638,527.08      3.09     207,830.84    6.652         350          682        63.15
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
RANGE OF ORIGINAL          MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)    LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
------------------------  ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
50.00 and Below.........      292    $ 55,396,150.35     14.70%    189,712.84    6.593         351          709        39.64
50.01 - 55.00...........       99      22,155,818.77      5.88     223,796.15    6.599         351          700        52.44
55.01 - 60.00...........      103      24,381,051.68      6.47     236,709.24    6.573         349          692        57.52
60.01 - 65.00...........      124      29,425,101.07      7.81     237,299.20    6.564         351          694        62.53
65.01 - 70.00...........      128      30,575,164.39      8.11     238,868.47    6.564         351          710        68.32
70.01 - 75.00...........      140      34,729,252.42      9.22     248,066.09    6.651         351          697        73.34
75.01 - 80.00...........      741     159,014,049.75     42.20     214,593.86    6.611         351          724        79.65
80.01 - 85.00...........        6       1,033,784.73      0.27     172,297.46    6.681         352          724        84.39
85.01 - 90.00...........       72      14,361,263.41      3.81     199,461.99    6.637         349          727        89.51
90.01 - 95.00...........       24       5,701,969.91      1.51     237,582.08    6.598         349          720        94.57
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 68.51%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
STATE                       LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
-----                     ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
Arizona.................      119    $ 25,192,403.73      6.69%    211,700.87    6.656         350          716        70.19
California..............      341      93,725,018.45     24.88     274,853.43    6.570         351          709        60.65
Colorado................       43       9,583,934.55      2.54     222,882.20    6.536         352          725        73.27
Florida.................      184      36,780,855.70      9.76     199,895.95    6.623         350          709        69.76
Georgia.................       44       9,200,626.67      2.44     209,105.15    6.612         351          709        76.85
Hawaii..................       23       7,728,855.00      2.05     336,037.17    6.583         352          715        67.15
Illinois................       44      10,172,638.10      2.70     231,196.32    6.672         352          717        71.20
Massachusetts...........       38       9,283,446.22      2.46     244,301.22    6.534         350          704        63.31
Nevada..................       72      15,921,096.66      4.23     221,126.34    6.576         352          715        71.94
New York................       43      11,393,968.15      3.02     264,976.00    6.569         350          715        61.80
North Carolina..........       47       9,426,706.75      2.50     200,568.23    6.638         350          704        72.94
Oregon..................       50      10,707,416.39      2.84     214,148.33    6.625         352          714        74.16
Pennsylvania............       53      10,536,767.43      2.80     198,806.93    6.644         350          714        69.35
Texas...................      128      20,459,638.70      5.43     159,840.93    6.646         350          726        77.31
Virginia................       36      10,244,281.52      2.72     284,563.38    6.560         348          707        66.87
Washington..............       47      10,880,908.91      2.89     231,508.70    6.587         351          710        70.86
Other (less than 2%)....      417      75,535,043.55     20.05     181,139.19    6.617         351          713        72.24
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) The Other row in the preceding table includes 30 other states with under 2% concentrations individually. As of the Reference Date, no more than approximately 0.418% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
------------              ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
Refinance (Cash-Out)....      603    $139,432,086.51     37.01%    231,230.66    6.617         351          693        59.26
Purchase................      868     180,898,983.64     48.01     208,408.97    6.596         351          730        75.66
Refinance (Rate/Term)...      258      56,442,536.33     14.98     218,769.52    6.586         350          706        68.47
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE               LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
-------------             ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
2-4 Family Residence....       80    $ 20,655,648.92      5.48%    258,195.61    6.668         351          718        66.12
Condominium Hotel.......        3         370,860.43      0.10     123,620.14    6.830         352          744        65.82
High-rise Condominium...       13       2,878,425.32      0.76     221,417.33    6.594         351          710        65.94
Low-rise Condominium....       96      19,270,069.92      5.11     200,729.90    6.610         351          722        70.43
Planned Unit
   Development..........      459     102,962,891.68     27.33     224,320.03    6.601         351          718        74.33
Single Family
   Residence............    1,078     230,635,710.21     61.21     213,947.78    6.596         351          709        66.01
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

                               OCCUPANCY TYPES(1)

                                                      PERCENT OF    AVERAGE                 WEIGHTED     WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED      AVERAGE      AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE  REMAINING TERM    FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE    TO MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE              LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)     (MONTHS)       SCORE     RATIO (%)
--------------            ---------  ---------------  ----------  -----------  --------  --------------  --------  -------------
Investment Property.....      133    $ 25,548,355.54      6.78%    192,092.90    6.719         351          733        67.73
Primary Residence.......    1,489     328,198,795.02     87.11     220,415.58    6.593         351          709        68.12
Secondary Residence.....      107      23,026,455.92      6.11     215,200.52    6.604         350          734        75.03
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                                          REMAINING TERMS TO MATURITY(1)

                                                      PERCENT OF                             WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE    FICO       ORIGINAL
REMAINING TERM             MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)        LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
--------------------      ---------  ---------------  ----------  ---------------  --------  --------  -------------
354.....................       19    $  3,745,587.64      0.99%      197,136.19      6.700      689        69.19
353.....................      491      97,866,562.22     25.97       199,320.90      6.613      709        68.91
352.....................      686     145,572,618.19     38.64       212,204.98      6.619      710        68.76
351.....................      254      60,392,999.17     16.03       237,767.71      6.599      720        68.46
350.....................       87      25,395,023.40      6.74       291,896.82      6.519      708        66.69
349.....................       61      15,824,562.13      4.20       259,419.05      6.565      719        68.22
348.....................       28       6,226,598.53      1.65       222,378.52      6.521      728        68.56
347.....................       20       4,885,641.46      1.30       244,282.07      6.564      720        68.30
346.....................       15       3,179,957.18      0.84       211,997.15      6.570      711        66.97
345.....................        8       2,269,510.02      0.60       283,688.75      6.616      714        66.16
344.....................        8       1,910,976.59      0.51       238,872.07      6.660      733        74.62
343.....................        5         832,708.62      0.22       166,541.72      6.612      732        63.61
342.....................        3         686,270.73      0.18       228,756.91      6.636      716        61.59
341.....................        6       1,452,782.60      0.39       242,130.43      6.481      708        57.06
340.....................        3         750,825.16      0.20       250,275.05      6.685      779        78.99
338.....................        3         361,966.70      0.10       120,655.57      6.627      716        64.60
335.....................        5         697,127.19      0.19       139,425.44      6.493      721        60.00
334.....................        1         130,143.47      0.03       130,143.47      6.500      626        65.00
331.....................        2         576,125.82      0.15       288,062.91      6.426      743        62.84
328.....................        1         192,592.03      0.05       192,592.03      6.500      800        80.00
325.....................        2         558,357.50      0.15       279,178.75      6.756      685        77.75
323.....................        2         292,950.60      0.08       146,475.30      6.805      763        72.19
318.....................        2         318,676.55      0.08       159,338.28      6.710      696        92.18
315.....................        1         132,668.20      0.04       132,668.20      6.750      631        41.00
307.....................        1          69,646.10      0.02        69,646.10      6.750      761        59.20
303.....................        1         320,347.11      0.09       320,347.11      6.875      661        55.74
301.....................        1         199,862.06      0.05       199,862.06      6.625      793        58.72
293.....................        1         248,519.44      0.07       248,519.44      6.875      627        71.13
292.....................        1         149,148.92      0.04       149,148.92      6.500      776        95.00
283.....................        1          51,293.33      0.01        51,293.33      6.750      780        80.00
274.....................        1          90,287.65      0.02        90,287.65      6.750      626        61.39
257.....................        1         176,470.93      0.05       176,470.93      6.875      698        90.00
239.....................        1          88,034.69      0.02        88,034.69      6.500      798        63.61

                                                      PERCENT OF                             WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE    FICO       ORIGINAL
REMAINING TERM             MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)        LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
--------------------      ---------  ---------------  ----------  ---------------  --------  --------  -------------
233.....................        2         378,088.50      0.10       189,044.25      6.152      765        61.17
232.....................        2         174,120.28      0.05        87,060.14      6.169      736        22.14
231.....................        3         574,555.77      0.15       191,518.59      6.442      727        70.64
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

----------
(1) As of the Reference Date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 351 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO
INTEREST-ONLY PERIOD       MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
(MONTHS)                    LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------      ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0.......................    1,415    $303,829,595.96     80.64%      214,720.56      6.601      350        710      67.07
120.....................      314      72,944,010.52     19.36       232,305.77      6.609      352        722      74.51
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO
PREPAYMENT CHARGE          MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
PERIOD (MONTHS)             LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------         ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0.......................    1,452    $317,950,136.23     84.39%      218,973.92      6.592      351        714      68.41
4.......................        1         408,000.00      0.11       408,000.00      7.625      351        705      80.00
6.......................        3       1,076,740.09      0.29       358,913.36      6.616      350        708      65.17
12......................       12       2,695,279.52      0.72       224,606.63      6.629      351        712      67.83
24......................        5         814,376.57      0.22       162,875.31      6.757      350        684      67.00
36......................       62      13,136,483.98      3.49       211,878.77      6.714      351        703      67.68
60......................      194      40,692,590.09     10.80       209,755.62      6.633      351        706      69.65
                            -----    ---------------    ------
   TOTAL................    1,729    $376,773,606.48    100.00%
                            =====    ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                    WEIGHTED             WEIGHTED
                                                      PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      TERM TO     FICO     LOAN-TO
                           MORTGAGE      BALANCE        IN LOAN       BALANCE       MATURITY   CREDIT    -VALUE
MORTGAGE RATE (%)           LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------         ---------  ---------------  ----------  ---------------  ---------  --------  ---------
5.250...................       1     $    369,712.35      0.14%      369,712.35       349        690      57.25
5.375...................       3        1,048,282.55      0.39       349,427.52       348        752      47.50
5.500...................       7        2,358,954.62      0.87       336,993.52       348        701      68.79
5.625...................      21        5,390,663.71      2.00       256,698.27       350        710      59.98
5.750...................      82       26,826,406.90      9.94       327,151.30       347        724      65.09
5.845...................       1          182,499.94      0.07       182,499.94       353        645      84.88
5.875...................     198       57,552,441.09     21.33       290,668.89       346        720      66.40
5.900...................       1          272,084.50      0.10       272,084.50       351        693      64.71
5.905...................       2          326,239.32      0.12       163,119.66       353        651      89.92
6.000...................     181       53,913,322.91     19.98       297,863.66       348        716      68.61
6.125...................     163       44,550,822.01     16.51       273,317.93       349        718      67.50
6.250...................     291       76,949,438.65     28.52       264,431.06       350        719      68.00
6.300...................       1           87,351.39      0.03        87,351.39       353        788      88.00
                             ---     ---------------    ------
   TOTAL................     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the Reference Date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.025% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.026% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
RANGE OF CURRENT          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
MORTGAGE LOAN              MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
PRINCIPAL BALANCES ($)      LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------    ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0.01 - 50,000.00 .......       4     $    163,724.17      0.06%       40,931.04      6.017       304       767      47.37
50,000.01 -
   100,000.00 ..........      39        3,392,900.41      1.26        86,997.45      6.038       338       740      57.02
100,000.01 -
   150,000.00 ..........     126       15,820,805.52      5.86       125,561.95      6.066       350       722      64.62
150,000.01 -
   200,000.00 ..........     138       24,256,912.01      8.99       175,774.72      6.089       348       720      66.91
200,000.01 -
   250,000.00 ..........      93       21,159,636.39      7.84       227,522.97      6.070       352       718      70.13
250,000.01 -
   300,000.00 ..........      57       15,657,738.13      5.80       274,697.16      6.069       349       714      71.64
300,000.01 -
   350,000.00 ..........      49       15,908,536.73      5.90       324,664.01      6.102       349       712      68.21
350,000.01 -
   400,000.00 ..........     388      147,324,577.05     54.60       379,702.52      5.988       347       717      66.66
400,000.01 -
   450,000.00 ..........      41       16,720,128.28      6.20       407,808.01      6.082       351       721      68.57
450,000.01 -
   500,000.00 ..........       5        2,344,391.64      0.87       468,878.33      6.049       352       731      72.90
500,000.01 -
   550,000.00 ..........       2        1,029,505.88      0.38       514,752.94      5.936       350       716      67.83
550,000.01 -
   600,000.00 ..........       7        4,076,614.42      1.51       582,373.49      5.930       351       743      59.96
600,000.01 -
   650,000.00 ..........       2        1,238,723.80      0.46       619,361.90      6.000       352       701      68.98
650,000.01 -
   750,000.00 ..........       1          734,025.51      0.27       734,025.51      6.000       351       764      80.00
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) As of the Reference Date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $283,433.

                            FICO CREDIT SCORES(1) (2)

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF                   MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
FICO CREDIT SCORES          LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------        ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
619 and Below ..........       2     $    282,312.26      0.10%      141,156.13      5.880      352        587      62.11
620 - 639 ..............      54       17,149,195.99      6.36       317,577.70      6.014      348        631      68.43
640 - 659 ..............      80       23,045,619.98      8.54       288,070.25      6.041      350        649      68.70
660 - 679 ..............     103       29,730,000.67     11.02       288,640.78      6.027      349        669      68.22
680 - 699 ..............     109       30,126,730.45     11.17       276,392.02      6.033      348        689      65.23
700 - 719 ..............     135       37,894,321.14     14.04       280,698.68      6.012      350        710      66.48
720 and Above ..........     469      131,600,039.45     48.77       280,597.10      6.027      347        763      67.22
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1)  As determined at the time of origination.

(2) As of the Reference Date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 718.

                                     DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
                           MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
TYPE OF PROGRAM             LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------           ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
CLUES ..................       4     $    872,809.58      0.32%      218,202.40      5.916      347        744      41.48
Full/Alternative .......     319       96,775,145.11     35.87       303,370.36      5.969      349        698      69.63
No Income/No Asset .....      65       14,417,418.51      5.34       221,806.44      6.080      349        717      55.20
Preferred ..............     261       79,568,513.54     29.49       304,860.21      6.008      346        753      65.37
Reduced ................     286       73,530,571.79     27.25       257,099.90      6.109      350        709      68.75
Stated Income/Stated
   Asset ...............      17        4,663,761.41      1.73       274,338.91      6.025      350        686      65.54
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

                                        ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF ORIGINAL          MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)    LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------  ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
50.00 and Below ........     158     $ 39,208,935.51     14.53%      248,157.82      6.028      343        723      40.78
50.01 - 55.00 ..........      63       17,664,906.49      6.55       280,395.34      5.977      348        724      52.54
55.01 - 60.00 ..........      77       24,806,950.00      9.19       322,168.18      5.970      350        710      57.53
60.01 - 65.00 ..........      91       28,638,266.46     10.61       314,706.22      6.003      348        716      62.51
65.01 - 70.00 ..........      74       23,285,475.58      8.63       314,668.59      6.013      348        725      67.79
70.01 - 75.00 ..........      61       17,204,284.20      6.38       282,037.45      6.031      350        725      73.10
75.01 - 80.00 ..........     389      109,074,070.22     40.42       280,396.07      6.054      350        715      79.41
80.01 - 85.00 ..........       6        1,538,750.19      0.57       256,458.37      5.947      350        717      83.58
85.01 - 90.00 ..........      21        5,375,595.19      1.99       255,980.72      6.047      350        718      88.67
90.01 - 95.00 ..........      12        3,030,986.10      1.12       252,582.18      6.013      346        761      94.28
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 67.20%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                              WEIGHTED             WEIGHTED
                                                      PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                        AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                          NUMBER OF     PRINCIPAL        LOANS       PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO
                           MORTGAGE      BALANCE        IN LOAN       BALANCE      MORTGAGE   MATURITY   CREDIT    -VALUE
STATE                       LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                     ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
Arizona ................      40     $ 10,859,771.70      4.02%      271,494.29      6.071      351        717      69.50
California .............     293       99,292,807.97     36.80       338,883.30      6.003      347        711      63.05
Colorado ...............      34        8,575,510.15      3.18       252,220.89      6.089      348        731      72.93
Florida ................      67       17,080,506.09      6.33       254,932.93      6.016      350        717      68.19
Georgia ................      24        5,846,726.24      2.17       243,613.59      6.103      348        719      74.10
Hawaii .................      21        8,707,847.85      3.23       414,659.42      5.981      351        725      65.14
Nevada .................      64       16,523,357.02      6.12       258,177.45      6.061      350        728      72.45
New York ...............      30        8,958,585.55      3.32       298,619.52      6.070      339        720      60.61
Oregon .................      22        5,516,761.81      2.04       250,761.90      6.077      351        726      67.54
Texas ..................      34        7,236,015.55      2.68       212,823.99      6.017      347        744      77.80
Virginia ...............      46       14,701,691.47      5.45       319,601.99      6.040      348        717      67.80
Washington .............      32        9,478,136.04      3.51       296,191.75      5.962      350        701      74.22
Other (less than 2%) ...     245       57,050,502.50     21.14       232,859.19      6.035      349        725      69.26
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of the Reference Date, no more than approximately 0.627% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                          WEIGHTED
                                                      PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------              ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (Cash-Out) ...     394     $122,727,943.44     45.48%    311,492.24    6.007      349        698        63.40
Purchase ...............     390      104,450,750.64     38.71     267,822.44    6.053      349        741        73.36
Refinance (Rate/Term) ..     168       42,649,525.86     15.81     253,866.23    6.014      344        723        63.05
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                          WEIGHTED
                                                      PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE               LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------             ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2-4 Family Residence ...      18     $  6,484,133.25      2.40%    360,229.63    6.049      346        729        68.85
High-rise Condominium ..      11        2,905,623.18      1.08     264,147.56    6.020      351        775        75.26
Low-rise Condominium ...      67       16,168,937.29      5.99     241,327.42    6.071      350        736        72.79
Planned Unit
   Development .........     274       78,682,377.32     29.16     287,161.96    6.034      350        721        70.44
Single Family
   Residence ...........     582      165,587,148.90     61.37     284,514.00    6.016      348        714        64.91
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                                                          WEIGHTED
                                                      PERCENT OF    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE              LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------            ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property ....      22     $  5,412,922.10      2.01%    246,041.91    6.031      348        734        63.43
Primary Residence ......     883      249,719,144.75     92.55     282,807.64    6.024      348        717        67.03
Secondary Residence ....      47       14,696,153.09      5.45     312,684.11    6.048      349        731        71.47
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                      PERCENT OF    AVERAGE              WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM             MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)        LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)    SCORE     RATIO (%)
--------------------      ---------  ---------------  ----------  -----------  --------  --------  -------------
354 ....................       5     $    976,123.20      0.36%    195,224.64    5.901      698        62.26
353 ....................     218       49,040,896.82     18.17     224,958.24    6.089      706        69.38
352 ....................     217       52,770,631.92     19.56     243,182.64    6.091      724        69.13
351 ....................     131       37,258,000.28     13.81     284,412.22    6.055      721        64.85
350 ....................     134       48,556,138.66     18.00     362,359.24    5.995      713        67.43
349 ....................      93       33,599,490.86     12.45     361,284.85    5.938      720        68.44
348 ....................      56       20,882,377.44      7.74     372,899.60    5.933      726        64.30
347 ....................      18        5,899,409.17      2.19     327,744.95    6.052      716        68.64
346 ....................      12        3,361,488.68      1.25     280,124.06    5.890      720        70.25
345 ....................       7        2,208,729.15      0.82     315,532.74    5.844      726        62.65
344 ....................       2          760,205.01      0.28     380,102.51    6.134      755        55.89
343 ....................       4        1,483,605.75      0.55     370,901.44    5.844      724        76.36
342 ....................       3          708,847.57      0.26     236,282.52    5.837      719        63.45
341 ....................       5        1,483,174.61      0.55     296,634.92    5.884      768        66.73
340 ....................       3          795,182.20      0.29     265,060.73    5.887      717        59.27
339 ....................       3          992,243.15      0.37     330,747.72    6.201      782        61.91
338 ....................       2          527,969.59      0.20     263,984.80    5.904      697        76.24
337 ....................       3          831,097.45      0.31     277,032.48    6.250      741        44.80
336 ....................       1          388,500.88      0.14     388,500.88    5.750      707        66.67
335 ....................       1          352,277.45      0.13     352,277.45    6.250      727        57.92
330 ....................       1          371,936.07      0.14     371,936.07    5.875      775        44.25
328 ....................       1          119,490.65      0.04     119,490.65    5.875      677        62.31
327 ....................       2           93,003.84      0.03      46,501.92    6.125      762        53.00
325 ....................       1          335,554.01      0.12     335,554.01    6.125      797        46.67
324 ....................       1           31,305.74      0.01      31,305.74    5.875      769        12.56
321 ....................       1          153,219.15      0.06     153,219.15    5.875      702        62.12
320 ....................       1           66,014.30      0.02      66,014.30    6.000      798        20.34
316 ....................       1          251,101.59      0.09     251,101.59    6.000      656        80.00
315 ....................       1           96,136.27      0.04      96,136.27    6.250      776        51.89
314 ....................       1          341,099.96      0.13     341,099.96    6.000      697        46.45
312 ....................       1           68,000.67      0.03      68,000.67    6.125      710        79.98
294 ....................       1          340,245.11      0.13     340,245.11    6.250      770        61.00
293 ....................       2          560,544.79      0.21     280,272.40    6.208      666        60.16
292 ....................       1          139,131.80      0.05     139,131.80    6.000      690        67.14
291 ....................       1          354,784.15      0.13     354,784.15    6.125      636        54.55
287 ....................       2          418,258.09      0.16     209,129.05    6.218      782        46.84
236 ....................       1           95,591.93      0.04      95,591.93    5.875      742        93.08
233 ....................       4          463,940.93      0.17     115,985.23    5.993      677        63.27

                                                      PERCENT OF    AVERAGE              WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM             MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)        LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)    SCORE     RATIO (%)
--------------------      ---------  ---------------  ----------  -----------  --------  --------  -------------
232 ....................       4          632,421.28      0.23     158,105.32    5.875      754        62.62
231 ....................       1          374,521.69      0.14     374,521.69    6.000      688        41.50
230 ....................       1          391,017.72      0.14     391,017.72    5.875      738        62.02
229 ....................       4        1,254,510.36      0.46     313,627.59    5.915      757        44.03
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

----------
(1) As of the Reference Date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 348 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                          WEIGHTED
                                                      PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INTEREST-ONLY              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)             LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------           ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ......................     800     $232,230,080.63     86.07%    290,287.60    6.014      348        718        66.39
120 ....................     149       36,999,775.22     13.71     248,320.64    6.103      352        722        73.05
180 ....................       3          598,364.09      0.22     199,454.70    5.731      351        724        22.67
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                          WEIGHTED
                                                      PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                          NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE          MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)             LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------         ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ......................     909     $255,515,548.21     94.70%    281,095.21    6.021      348        719        66.94
6 ......................       1          282,514.95      0.10     282,514.95    6.250      352        659        56.44
12 .....................       3        1,152,813.17      0.43     384,271.06    6.209      348        704        66.73
36 .....................      12        3,757,235.03      1.39     313,102.92    6.021      349        711        72.03
60 .....................      27        9,120,108.58      3.38     337,781.80    6.133      349        723        72.96
                             ---     ---------------    ------
   TOTAL ...............     952     $269,828,219.94    100.00%
                             ===     ===============    ======

                                    Exhibit A

                 Underlying Prospectus Supplement and Prospectus

[Prospectus Supplement dated February 23, 2006 and the Prospectus dated January
      27, 2006 attached thereto previously filed on EDGAR under file number
                                 333-125902-65]

                                    Exhibit B

                                                     Distribution Date: 10/25/06

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                 Certificateholder Monthly Distribution Summary

                                                               PASS
                      CLASS     CERTIFICATE     BEGINNING     THROUGH    PRINCIPAL
CLASS     CUSIP    DESCRIPTION   RATE TYPE       BALANCE     RATE (%)  DISTRIBUTION
-----   ---------  -----------  -----------  --------------  --------  ------------
1A1     12668BPM9     Senior     Fix-30/360  162,947,009.80  6.000000  2,706,429.97
1A2     12668BPN7     Senior     Fix-30/360    6,373,683.44  6.000000          0.00
1A3     12668BPP2     Senior     Var-30/360  113,710,903.09  6.000000  2,805,638.20
1A4     12668BPQ0    Strip IO    Var-30/360  113,710,903.09  0.000000          0.00
1A5     12668BPR8     Senior     Fix-30/360    1,035,529.40  6.000000          0.00
1A6     12668BPS6     Senior     Fix-30/360   71,459,000.00  6.000000          0.00
1A7     12668BPT4     Senior     Fix-30/360   10,341,000.00  6.000000          0.00
1X      12668BPU1    Strip IO    Var-30/360  366,150,575.75  0.357422          0.00
2A1     12668BPV9     Senior     Fix-30/360   95,587,159.82  5.500000  1,113,867.98
2A2     12668BPW7     Senior     Fix-30/360    4,362,430.23  5.500000          0.00
2A3     12668BPX5     Senior     Fix-30/360   62,412,745.02  5.500000  1,142,445.80
2A4     12668BPY3     Senior     Fix-30/360   36,166,000.00  5.500000          0.00
2A5     12668BPZ0     Senior     Fix-30/360    5,809,000.00  5.500000          0.00
2A6     12668BQA4     Senior     Fix-30/360   45,637,000.00  5.500000          0.00
2A7     12668BQB2     Senior     Fix-30/360   10,541,000.00  5.500000          0.00
2X      12668BQC0    Strip IO    Var-30/360  235,493,717.39  0.316339          0.00
PO                                               512,012.04  0.000000      1,454.25
PO-1    12668BQD8    Strip PO    Fix-30/360      116,956.12  0.000000        121.97
PO-2    12668BQD8     Senior     Fix-30/360      395,055.92  0.000000      1,332.28
AR      12668BQE6     Senior     Fix-30/360            0.00  6.000000          0.00
M       12668BQL0   Mezzanine    Var-30/360   13,722,460.32  5.796562     11,307.96
B1      12668BQF3     Junior     Var-30/360    4,801,866.73  5.796562      3,956.97
B2      12668BQG1     Junior     Var-30/360    2,744,492.06  5.796562      2,261.59
B3      12668BQH9     Junior     Var-30/360    2,744,492.06  5.796562      2,261.59
B4      12668BQJ5     Junior     Var-30/360    2,058,369.05  5.796562      1,696.19
B5      12668BQK2     Junior     Var-30/360    1,371,085.01  5.796562      1,129.74
                                             --------------            ------------
Totals                                       654,337,238.07            7,792,450.24
                                             ==============            ============
                                       CURRENT                  CUMULATIVE
           INTEREST        TOTAL      REALIZED      ENDING       REALIZED
CLASS    DISTRIBUTION   DISTRIBUTION   LOSSES       BALANCE       LOSSES
-----   -------------  -------------  --------  --------------  ----------
1A1        814,695.16   3,521,125.13    0.00    160,240,579.83     0.00
1A2              0.00           0.00    0.00      6,405,550.30     0.00
1A3        571,369.45   3,377,007.65    0.00    110,905,264.89     0.00
1A4              0.00           0.00    0.00    110,905,264.89     0.00
1A5              0.00           0.00    0.00      1,040,706.79     0.00
1A6        357,277.51     357,277.51    0.00     71,459,000.00     0.00
1A7         51,702.47      51,702.47    0.00     10,341,000.00     0.00
1X         109,050.83     109,050.83    0.00    360,679,390.75     0.00
2A1        438,107.82   1,551,975.80    0.00     94,473,291.83     0.00
2A2              0.00           0.00    0.00      4,382,424.70     0.00
2A3        286,058.41   1,428,504.21    0.00     61,270,299.23     0.00
2A4        165,760.83     165,760.83    0.00     36,166,000.00     0.00
2A5         26,624.58      26,624.58    0.00      5,809,000.00     0.00
2A6        209,169.58     209,169.58    0.00     45,637,000.00     0.00
2A7         48,312.92      48,312.92    0.00     10,541,000.00     0.00
2X          62,079.78      62,079.78    0.00    233,834,199.81     0.00
PO               0.00       1,454.25    0.00        510,557.80     0.00
PO-1             0.00         121.97    0.00        116,834.15     0.00
PO-2             0.00       1,332.28    0.00        393,723.65     0.00
AR               0.00           0.00    0.00              0.00     0.00
M           66,283.91      77,591.87    0.00     13,711,152.36     0.00
B1          23,194.56      27,151.53    0.00      4,797,909.77     0.00
B2          13,256.78      15,518.37    0.00      2,742,230.47     0.00
B3          13,256.78      15,518.37    0.00      2,742,230.47     0.00
B4           9,942.59      11,638.78    0.00      2,056,672.85     0.00
B5           6,622.78       7,752.52    0.00      1,369,955.27     0.00
         ------------  -------------    ----    --------------     ----
Totals   3,272,766.74  11,065,216.98    0.00    646,601,826.56     0.00
         ============  =============    ====    ==============     ====

                                    Exhibit B

                                                     Distribution Date: 10/25/06

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                        Principal Distribution Detail

                      ORIGINAL        BEGINNING      SCHEDULED
                     CERTIFICATE     CERTIFICATE     PRINCIPAL   ACCRETION
CLASS     CUSIP        BALANCE         BALANCE     DISTRIBUTION  PRINCIPAL
-----   ---------  --------------  --------------  ------------  ---------
1A1     12668BPM9  177,910,000.00  162,947,009.80  2,706,429.97       0.00
1A2     12668BPN7    6,155,000.00    6,373,683.44          0.00  31,866.86
1A3     12668BPP2  125,646,000.00  113,710,903.09  2,805,638.20       0.00
1A4     12668BPQ0  125,646,000.00  113,710,903.09          0.00       0.00
1A5     12668BPR8    1,000,000.00    1,035,529.40          0.00   5,177.39
1A6     12668BPS6   71,459,000.00   71,459,000.00          0.00       0.00
1A7     12668BPT4   10,341,000.00   10,341,000.00          0.00       0.00
1X      12668BPU1  392,393,997.00  366,150,575.75          0.00       0.00
2A1     12668BPV9  100,000,000.00   95,587,159.82  1,113,867.98       0.00
2A2     12668BPW7    4,225,000.00    4,362,430.23          0.00  19,994.47
2A3     12668BPX5   66,878,000.00   62,412,745.02  1,142,445.80       0.00
2A4     12668BPY3   36,166,000.00   36,166,000.00          0.00       0.00
2A5     12668BPZ0    5,809,000.00    5,809,000.00          0.00       0.00
2A6     12668BQA4   45,637,000.00   45,637,000.00          0.00       0.00
2A7     12668BQB2   10,541,000.00   10,541,000.00          0.00       0.00
2X      12668BQC0  244,014,319.00  235,493,717.39          0.00       0.00
PO                     524,536.00      512,012.04      1,454.25       0.00
PO-1    12668BQD8      126,322.00      116,956.12        121.97       0.00
PO-2    12668BQD8      398,214.00      395,055.92      1,332.28       0.00
AR      12668BQE6          100.00            0.00          0.00       0.00
M       12668BQL0   13,800,000.00   13,722,460.32     11,307.96       0.00
B1      12668BQF3    4,829,000.00    4,801,866.73      3,956.97       0.00
B2      12668BQG1    2,760,000.00    2,744,492.06      2,261.59       0.00
B3      12668BQH9    2,760,000.00    2,744,492.06      2,261.59       0.00
B4      12668BQJ5    2,070,000.00    2,058,369.05      1,696.19       0.00
B5      12668BQK2    1,378,832.00    1,371,085.01      1,129.74       0.00
                   --------------  --------------  ------------  ---------
Totals             689,889,468.00  654,337,238.07  7,792,450.24  57,038.72
                   ==============  ==============  ============  =========

         UNSCHEDULED       NET       CURRENT      ENDING          ENDING
          PRINCIPAL     PRINCIPAL   REALIZED    CERTIFICATE    CERTIFICATE
CLASS   ADJUSTMENTS   DISTRIBUTION   LOSSES       BALANCE         FACTOR
-----   ------------  ------------  --------  --------------  -------------
1A1         0.00      2,706,429.97    0.00    160,240,579.83  0.90068337831
1A2         0.00              0.00    0.00      6,405,550.30  1.04070679045
1A3         0.00      2,805,638.20    0.00    110,905,264.89  0.88268042669
1A4         0.00              0.00    0.00    110,905,264.89  0.88268042669
1A5         0.00              0.00    0.00      1,040,706.79  1.04070679045
1A6         0.00              0.00    0.00     71,459,000.00  1.00000000000
1A7         0.00              0.00    0.00     10,341,000.00  1.00000000000
1X          0.00              0.00    0.00    360,679,390.75  0.91917662734
2A1         0.00      1,113,867.98    0.00     94,473,291.83  0.94473291835
2A2         0.00              0.00    0.00      4,382,424.70  1.03726028390
2A3         0.00      1,142,445.80    0.00     61,270,299.23  0.91615029197
2A4         0.00              0.00    0.00     36,166,000.00  1.00000000000
2A5         0.00              0.00    0.00      5,809,000.00  1.00000000000
2A6         0.00              0.00    0.00     45,637,000.00  1.00000000000
2A7         0.00              0.00    0.00     10,541,000.00  1.00000000000
2X          0.00              0.00    0.00    233,834,199.81  0.95828064832
PO          0.00          1,454.25    0.00        510,557.80  0.97335130477
PO-1        0.00            121.97    0.00        116,834.15  0.92489157864
PO-2        0.00          1,332.28    0.00        393,723.65  0.98872377172
AR          0.00              0.00    0.00              0.00  0.00000000000
M           0.00         11,307.96    0.00     13,711,152.36  0.99356176553
B1          0.00          3,956.97    0.00      4,797,909.77  0.99356176553
B2          0.00          2,261.59    0.00      2,742,230.47  0.99356176553
B3          0.00          2,261.59    0.00      2,742,230.47  0.99356176553
B4          0.00          1,696.19    0.00      2,056,672.85  0.99356176553
B5          0.00          1,129.74    0.00      1,369,955.27  0.99356214130
            ----      ------------    ----    --------------
Totals      0.00      7,792,450.24    0.00    646,601,826.56
            ====      ============    ====    ==============

                                   Exhibit B

                                                     Distribution Date: 10/25/06

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                          Interest Distribution Detail

           BEGINNING      PASS                                              NET                       YIELD
          CERTIFICATE    THROUGH     CURRENT     DEFERRED      TOTAL      INTEREST    INTEREST    SUPPLEMENTAL  YIELD SUPPLEMENTAL
CLASS       BALANCE     RATE (%)    INTEREST     INTEREST  INTEREST DUE  SHORTFALL      PAID          PAID          AFTER DISTR
-----   --------------  --------  ------------  ---------  ------------  ---------  ------------  ------------  ------------------
1A1     162,947,009.80  6.000000    814,735.05       0.00    814,735.05     39.89     814,695.16        0.00           0.00
1A2       6,373,683.44  6.000000          1.56  31,866.86     31,868.42      1.56           0.00        0.00           0.00
1A3     113,710,903.09  6.000000    568,554.52       0.00    568,554.52     27.83     571,369.45    2,842.77           0.00
1A4     113,710,903.09  0.000000          0.00       0.00          0.00      0.00           0.00        0.00           0.00
1A5       1,035,529.40  6.000000          0.25   5,177.39      5,177.65      0.25           0.00        0.00           0.00
1A6      71,459,000.00  6.000000    357,295.00       0.00    357,295.00     17.49     357,277.51        0.00           0.00
1A7      10,341,000.00  6.000000     51,705.00       0.00     51,705.00      2.53      51,702.47        0.00           0.00
1X      366,150,575.75  0.357422    109,058.63       0.00    109,058.63      7.80     109,050.83        0.00           0.00
2A1      95,587,159.82  5.500000    438,107.82       0.00    438,107.82      0.00     438,107.82        0.00           0.00
2A2       4,362,430.23  5.500000          0.00  19,994.47     19,994.47      0.00           0.00        0.00           0.00
2A3      62,412,745.02  5.500000    286,058.41       0.00    286,058.41      0.00     286,058.41        0.00           0.00
2A4      36,166,000.00  5.500000    165,760.83       0.00    165,760.83      0.00     165,760.83        0.00           0.00
2A5       5,809,000.00  5.500000     26,624.58       0.00     26,624.58      0.00      26,624.58        0.00           0.00
2A6      45,637,000.00  5.500000    209,169.58       0.00    209,169.58      0.00     209,169.58        0.00           0.00
2A7      10,541,000.00  5.500000     48,312.92       0.00     48,312.92      0.00      48,312.92        0.00           0.00
2X      235,493,717.39  0.316339     62,079.78       0.00     62,079.78      0.00      62,079.78        0.00           0.00
PO          512,012.04  0.000000          0.00       0.00          0.00      0.00           0.00        0.00           0.00
PO-1        116,956.12  0.000000          0.00       0.00          0.00      0.00           0.00        0.00           0.00
PO-2        395,055.92  0.000000          0.00       0.00          0.00      0.00           0.00        0.00           0.00
AR                0.00  6.000000          0.00       0.00          0.00      0.00           0.00        0.00           0.00
M        13,722,460.32  5.796562     66,285.92       0.00     66,285.92      2.01      66,283.91        0.00           0.00
B1        4,801,866.73  5.796562     23,195.27       0.00     23,195.27      0.70      23,194.56        0.00           0.00
B2        2,744,492.06  5.796562     13,257.18       0.00     13,257.18      0.40      13,256.78        0.00           0.00
B3        2,744,492.06  5.796562     13,257.18       0.00     13,257.18      0.40      13,256.78        0.00           0.00
B4        2,058,369.05  5.796562      9,942.89       0.00      9,942.89      0.30       9,942.59        0.00           0.00
B5        1,371,085.01  5.796562      6,622.98       0.00      6,622.98      0.20       6,622.78        0.00           0.00
        --------------            ------------  ---------  ------------    ------   ------------    --------           ----
Totals  654,337,238.07            3,270,025.35  57,038.72  3,327,064.08    101.36   3,272,766.74    2,842.77           0.00
        ==============            ============  =========  ============    ======   ============    ========           ====

                                    Exhibit B

                                                     Distribution Date: 10/25/06

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                           Current Payment Information
                               Factors per $1,000

                      ORIGINAL        BEGINNING                                     ENDING
                     CERTIFICATE     CERTIFICATE     PRINCIPAL      INTEREST      CERTIFICATE   PASS THROUGH
CLASS     CUSIP        BALANCE         BALANCE     DISTRIBUTION  DISTRIBUTIONN      BALANCE       RATE (%)
------  ---------  --------------  --------------  ------------  -------------  --------------  ------------
1A1     12668BPM9  177,910,000.00   915.895732684  15.212354376   4.579254473    900.683378308    6.000000
1A2     12668BPN7    6,155,000.00  1035.529396941   0.000000000   0.000000000   1040.706790452    6.000000
1A3     12668BPP2  125,646,000.00   905.010132371  22.329705685   4.547454390    882.680426686    6.000000
1A4     12668BPQ0  125,646,000.00   905.010132371   0.000000000   0.000000000    882.680426686    0.000000
1A5     12668BPR8    1,000,000.00  1035.529396941   0.000000000   0.000000000   1040.706790452    6.000000
1A6     12668BPS6   71,459,000.00  1000.000000000   0.000000000   4.999755223   1000.000000000    6.000000
1A7     12668BPT4   10,341,000.00  1000.000000000   0.000000000   4.999755223   1000.000000000    6.000000
1X      12668BPU1  392,393,997.00   933.119717808   0.000000000   0.277911559    919.176627338    0.357422
2A1     12668BPV9  100,000,000.00   955.871598152  11.138679805   4.381078158    944.732918346    5.500000
2A2     12668BPW7    4,225,000.00  1032.527864518   0.000000000   0.000000000   1037.260283897    5.500000
2A3     12668BPX5   66,878,000.00   933.232827269  17.082535296   4.277317125    916.150291972    5.500000
2A4     12668BPY3   36,166,000.00  1000.000000000   0.000000000   4.583333333   1000.000000000    5.500000
2A5     12668BPZ0    5,809,000.00  1000.000000000   0.000000000   4.583333333   1000.000000000    5.500000
2A6     12668BQA4   45,637,000.00  1000.000000000   0.000000000   4.583333333   1000.000000000    5.500000
2A7     12668BQB2   10,541,000.00  1000.000000000   0.000000000   4.583333333   1000.000000000    5.500000
2X      12668BQC0  244,014,319.00   965.081550768   0.000000000   0.254410379    958.280648317    0.316339
PO                     524,536.00   976.123736026   2.772450318   0.000000000    973.351304772    0.000000
PO-1    12668BQD8      126,322.00   925.857111535   0.965532897   0.000000000    924.891578638    0.000000
PO-2    12668BQD8      398,214.00   992.069400724   3.345629002   0.000000000    988.723771723    0.000000
AR      12668BQE6          100.00     0.000000000   0.000000000   0.000000000      0.000000000    6.000000
M       12668BQL0   13,800,000.00   994.381182944   0.819417415   4.803181736    993.561765529    5.796562
B1      12668BQF3    4,829,000.00   994.381182944   0.819417415   4.803181736    993.561765529    5.796562
B2      12668BQG1    2,760,000.00   994.381182944   0.819417415   4.803181736    993.561765529    5.796562
B3      12668BQH9    2,760,000.00   994.381182944   0.819417415   4.803181736    993.561765529    5.796562
B4      12668BQJ5    2,070,000.00   994.381182944   0.819417415   4.803181736    993.561765529    5.796562
B5      12668BQK2    1,378,832.00   994.381486071   0.819344775   4.803183201    993.562141295    5.796562
                   --------------  --------------  ------------   -----------    -------------
Totals             689,889,468.00   948.466773912  11.295215540   4.743900134    937.254236442
                   ==============  ==============  ============   ===========    =============

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

POOL LEVEL DATA

Distribution Date                                                     10/25/2006
Cut-off Date                                                            2/1/2006
Record Date                                                            9/29/2006
Determination Date                                                    10/22/2006
Accrual Period 30/360                     Begin                         9/1/2006
                                          End                          10/1/2006
Number of Days in 30/360 Accrual Period                                       30

                                COLLATERAL DETAIL

ORIGINAL MORTGAGE LOAN DETAILS

                                                              GROUP I         GROUP II           TOTAL
                                                          --------------   --------------   --------------
Original Aggregate Loan Count                                      1,825              983            2,808
Original Stated Principal Balance                         408,998,667.46   280,890,800.90   689,889,468.36
Original Weighted Average Mortgage Rate                          6.60548%         6.02712%
Original Weighted Average Net Mortgage Rate                      6.34319%         5.76733%
Original Weighted Average Remaining Term                             358              356

CURRENT MORTGAGE LOAN DETAILS

                                                              GROUP I         GROUP II           TOTAL
                                                          --------------   --------------   --------------

Beginning Aggregate Loan Count                                     1,751              959            2,710
Loans Paid Off or otherwise removed pursuant to the PSA               22                7               29
                                                          --------------   --------------   --------------
Ending Aggregate Loan Count                                        1,729              952            2,681

Beginning Pool Stated Principal Balance                   382,261,069.85   272,076,168.18   654,337,238.03
Scheduled Principal                                           289,302.57       250,940.79       540,243.36
Unscheduled Principal                                       5,198,160.80     1,997,007.45     7,195,168.25
Realized Principal Losses                                           0.00             0.00             0.00
                                                          --------------   --------------   --------------
Ending Pool Stated Principal Balance                      376,773,606.48   269,828,219.94   646,601,826.42

Beginning Weighted Average Mortgage Rate                         6.60303%         6.02563%
Beginning Weighted Average Net Mortgage Rate                     6.34052%         5.76582%
Ending Weighted Average Mortgage Rate                            6.60235%         6.02570%
Ending Weighted Average Net Mortgage Rate                        6.33979%         5.76587%

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

Beginning Weighted Average Remaining Term to Maturity   352   349
Ending Weighted Average Remaining Term to Maturity      350   348

                            DELINQUENCY INFORMATION

Delinquency Information

                            30-59 DAYS                                     60-89 DAYS
           --------------------------------------------   --------------------------------------------
           COUNT    COUNT %      BALANCE      BALANCE %   COUNT    COUNT %      BALANCE      BALANCE %
           -----   --------   -------------   ---------   -----   --------   -------------   ---------
Group 1      27    1.56160%    6,278,434.76    1.66637%      6    0.34702%    1,416,803.91    0.37604%
Group 2      13    1.36555%    4,005,089.69    1.48431%      2    0.21008%      730,288.75    0.27065%
            ---    -------    -------------    -------     ---    -------    -------------    -------
   TOTAL     40    1.49198%   10,283,524.45    1.59040%      8    0.29840%    2,147,092.66    0.33206%
            ===    =======    =============    =======     ===    =======    =============    =======

                             90+ DAYS
           --------------------------------------------
           COUNT    COUNT %      BALANCE      BALANCE %
           -----   --------   -------------   ---------
Group 1       3    0.17351%      596,041.85    0.15820%
Group 2       1    0.10504%      107,885.17    0.03998%
            ---    -------    -------------    -------
   TOTAL      4    0.14920%      703,927.02    0.10887%
            ===    =======    =============    =======

                            FORECLOSURE                                    BANKRUPTCY
           --------------------------------------------   --------------------------------------------
           COUNT    COUNT %      BALANCE      BALANCE %   COUNT    COUNT %      BALANCE      BALANCE %
           -----   --------   -------------   ---------   -----   --------   -------------   ---------
Group 1      1     0.05784%     147,956.55     0.03927%     0     0.00000%           0.00     0.00000%
Group 2      0     0.00000%           0.00     0.00000%     0     0.00000%           0.00     0.00000%
           ---     -------      ----------     -------    ---     -------      ----------     -------
   TOTAL     1     0.03730%     147,956.55     0.02288%     0     0.00000%           0.00     0.00000%
           ===     =======      ==========     =======    ===     =======      ==========     =======

                                REO
           --------------------------------------------
           COUNT    COUNT %      BALANCE      BALANCE %
           -----   --------   -------------   ---------
Group 1      0     0.00000%           0.00     0.00000%
Group 2      0     0.00000%           0.00     0.00000%
           ---     -------      ----------     -------
   TOTAL     0     0.00000%           0.00     0.00000%
           ===     =======      ==========     =======

60+ DELINQUENCY, FORECLOSURE, BANKRUPTCY & REO TOTALS

                                               GROUP I       GROUP II         TOTAL
                                            ------------   ------------   -------------
Current                                     2,160,802.31     838,173.92    2,998,976.23
One-Month Prior                               860,869.56     277,379.34    1,138,248.90
Two-Month Prior                             1,008,750.52     785,654.77    1,794,405.29
Three-Month Prior                           1,463,269.52     364,874.21    1,828,143.73
Four-Month Prior                              982,592.55           0.00      982,592.55
Five-Month Prior                              290,442.84           0.00      290,442.84
60+ Delinquency Average                     1,127,787.88     377,680.37    1,505,468.26
Passing Delinquency Stepdown Requirement             YES            YES

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                                AVAILABLE FUNDS

INTEREST
Scheduled Interest                          2,099,797.85   1,364,907.46    3,464,705.31
Plus: Capitalized Interest                          0.00           0.00            0.00
Less: Master Servicer Fee                      76,034.16      55,397.00      131,431.16
Less: Trustee Fee                               2,866.96       2,040.57        4,907.53
Less: Mortgage Loan Premiums                    1,117.67         184.99        1,302.65
                                            ------------   ------------    ------------
Total Interest Available                    2,019,779.06   1,307,284.91    3,327,063.97

PRINCIPAL

Scheduled Principal                           289,302.57     250,940.79      540,243.36
Paid in Full Principal                      5,135,320.21   1,960,065.39    7,095,385.60
Curtailment Principal                          62,840.59      36,942.06       99,782.65
Liquidation Principal                               0.00           0.00            0.00
Repurchased Principal                               0.00           0.00            0.00
Substitution Adjustment Principal                   0.00           0.00            0.00
Unanticipated Principal Recoveries                  0.00           0.00            0.00
Remaining Amounts in Supplemental Account           0.00           0.00            0.00
                                            ------------   ------------    ------------
Total Principal Available                   5,487,463.37   2,247,948.24    7,735,411.61

TOTAL AVAILABLE FUNDS                       7,507,242.43   3,555,233.15   11,062,475.58

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                               CERTIFICATE ACCOUNT

              Beginning Balance                                                    0.00

Deposits      Available Funds                                             11,062,374.21
              1A3 YSA                                                          2,842.77
              Trustee Fee                                                      4,907.53
              Prepayment Charges                                                   0.00
              Other Deposits required by the PSA                                   0.00
                                                                          -------------
              Total Deposits                                              11,070,124.51

Withdrawals   Available Funds Plus 1A3 YSA, to the Distribution Account   11,065,216.98
              Trustee Fee                                                      4,907.53
              Prepayment Charges                                                   0.00
                                                                          -------------
              Total Withdrawals                                           11,070,124.51

              Ending Balance                                                       0.00

                              DISTRIBUTION ACCOUNT

              Beginning Balance                                                    0.00

Deposits      Available Funds Plus 1A3 YSA                                11,065,216.98
              Other Deposits Required by the PSA                                   0.00
              Prepayment Charges                                                   0.00
                                                                          -------------
              Total Deposits                                              11,065,216.98

Withdrawals   Payments of Prinicipal & Interest to the Classes            11,065,216.98
                                                                          -------------
              Ending Balance                                                       0.00

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                            PRINCIPAL RESERVE ACCOUNT

Deposits      Beginning Principal Reserve Balance                                100.00
              Deposit                                                              0.00
              Withdrawal                                                           0.00
              Ending Balance                                                     100.00

                                FEES OF THE TRUST

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Gross Master Servicing Fee                                       79,637.72        56,682.54       136,320.26
              Net Master Servicing Fee                                         76,034.16        55,397.00       131,431.16
              Trustee Fee                                                       2,866.96         2,040.57         4,907.53
              Lpmi                                                              1,117.67           184.99         1,302.65
                                                                               ---------        ---------       ----------
              Total Net Loan Fees                                              80,018.79        57,622.56       137,641.35

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                                SERVICER ADVANCES

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Principal Advances                                                7,105.99         4,553.64        11,659.63
              Interest Advances                                                46,556.87        24,608.00        71,164.87
              Reimbursement for Principal & Interest Advances                       0.00             0.00             0.00
              Reimbursement for Nonrecoverable Advances                             0.00             0.00             0.00
                                                                          --------------   --------------   --------------
              Total Advances                                                   53,662.86        29,161.64        82,824.50

                           MORTGAGE PREPAYMENT DETAILS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Principal Balance of Loans Paid in Full                       5,135,320.21     1,960,065.39     7,095,385.60
              Prepayment Interest Excess                                            0.00             0.00             0.00
              Prepayment Interest Shortfall                                     3,603.56         1,285.53         4,889.09
              Compensating Interest                                             3,603.56         1,285.53         4,889.09
              Non-Supported Prepayment Interest Shortfall                           0.00             0.00             0.00
              Prepayment Charges                                                    0.00             0.00             0.00
              CPR %                                                             15.16199%         8.46835%
              SMM %                                                              1.36088%         0.73467%

                                LOAN SUBSTITUTION

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Aggregate Stated of Principal Balances Removed                        0.00             0.00             0.00
              Aggregate Stated of Principal Balance Added                           0.00             0.00             0.00
                                                                          --------------   --------------   --------------
              Aggregate Principal Substitution Shortfall Amount                     0.00             0.00             0.00

                             NET INTEREST SHORTFALLS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Net Prepayment Interest Shortfalls                                    0.00             0.00             0.00
              Relief Act Reduction Shortfalls                                     101.37             0.00           101.37
                                                                          --------------   --------------   --------------
              Total Net Interest Shortfalls                                       101.37             0.00           101.37

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                      SENIOR PRINCIPAL DISTRIBUTION AMOUNTS

              PO PRINCIPAL AMOUNTS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Beginning PO Balance                                            116,956.39       395,055.90       512,012.29
              PO Scheduled Principal                                              117.96           406.69           524.65
              PO Prepayments & Recoveries                                           4.01           925.58           929.59
              PO Liquidation Principal                                              0.00             0.00             0.00
              PO Principal Loss                                                     0.00             0.00             0.00
                                                                          --------------   --------------   --------------
              Ending PO Balance                                               116,834.42       393,723.62       510,558.05

              NON-PO PRINCIPAL AMOUNTS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Beginning Non-PO Balance                                    382,144,113.46   271,681,112.28   653,825,225.74
              Non-PO Scheduled Principal                                      289,184.61       250,534.10       539,718.71
              Non-PO Prepayments & Recoveries                               5,198,156.79     1,996,081.87     7,194,238.66
              Non-PO Liquidation Principal                                          0.00             0.00             0.00
              Non-PO Principal Loss                                                 0.00             0.00             0.00
                                                                          --------------   --------------   --------------
              Ending Non-PO Balance                                       376,656,772.06   269,434,496.32   646,091,268.37

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                         PRINCIPAL DISTRIBUTION AMOUNTS

              SENIOR AND SUBORDINATE PERCENTAGES

                                                                              GROUP I         GROUP II
                                                                          --------------   --------------
              Senior Percentage Original                                        95.99845%        95.99398%
              Senior Prepayment Percentage Original                            100.00000%       100.00000%
              Senior Percentage                                                 95.74062%        95.89012%
              Senior Prepayment Percentage                                     100.00000%       100.00000%
              Subordinate Percentages                                            4.25938%         4.10988%
              Subordinate Prepayment Percentage                                  0.00000%         0.00000%

              PRINCIPAL DISTRIBUTION AMOUNTS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Senior Principal Distribution Amount                          5,475,023.92     2,236,319.30     7,711,343.22
              Subordinate Principal Distribution Amount                        12,317.49        10,296.66        22,614.14
              PO Principal Distribution Amount                                    121.97         1,332.28         1,454.24
                                                                          --------------   --------------   --------------
              Total Principal Distribution Amount                           5,487,463.37     2,247,948.24     7,735,411.61

              CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Group 1 amount available to senior bonds of other groups.             0.00             0.00             0.00
              Group 2 amount available to senior bonds of other groups.             0.00             0.00             0.00

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                              CORRIDOR RESERVE FUND

              Beginning Balance                                                   477.72
              Deposit 1A3 Corridor Contract                                     2,647.90
              Withdrawal                                                        2,842.77
                                                                                --------
              Ending Balance                                                      282.85

                           YIELD SUPPLEMENTAL AMOUNTS

              Class 1A3 Yield Supplemental Amount Calculations
              YSA Prior                                                             0.00
              YSA Current                                                       2,842.77
              YSA Paid                                                          2,842.77
                                                                                --------
              YSA Remaining                                                         0.00

                            CORRIDOR CONTRACT AMOUNTS

              Class 1A3 Corridor Contract
              Contract Process Prior                                                0.00
              Contract Process Current                                          2,647.90
                                                                                --------
              Contract Process Remaining                                            0.00

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                              REALIZED LOSS DETAIL

                                                                              GROUP I         GROUP II           TOTAL
                                                                          --------------   --------------   --------------
              Current Period Realized Losses                                        0.00             0.00             0.00
              Cumulative Realized Losses                                            0.00             0.00             0.00
              Total Liquidated Loan Balance                                         0.00             0.00             0.00
              Total Liquidated Proceeds                                             0.00             0.00             0.00
              Subsequent Recoveries                                                 0.00             0.00             0.00
              Passing Cumulative Loss Test                                           YES              YES

              GROUP     LOAN ID   LIQUIDATION BALANCE   LIQUIDATION PROCEEDS   REALIZED LOSS
              -----     -------   -------------------   --------------------   -------------
              Group I
                        N/A
              Group II
                        N/A

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                               CREDIT ENHANCEMENTS

SUBORDINATION

CREDIT SUPPORT           ORIGINAL          CURRENT
-------------------   --------------   --------------
Class A               662,291,636.00   619,181,675.37
Class A Percentage         95.999673%       95.759345%

Class M                13,800,000.00    13,711,152.36
Class M Percentage          2.000320%        2.120494%

Class B1                4,829,000.00     4,797,909.77
Class B1 Percentage         0.699967%        0.742019%

Class B2                2,760,000.00     2,742,230.47
Class B2 Percentage         0.400064%        0.424099%

Class B3                2,760,000.00     2,742,230.47
Class B3 Percentage         0.400064%        0.424099%

Class B4                2,070,000.00     2,056,672.85
Class B4 Percentage         0.300048%        0.318074%

Class B5                1,378,832.00     1,369,955.27
Class B5 Percentage         0.199863%        0.211870%

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                                     GROUP I

                    NUMBER     PERCENT
ISSUANCE COUPON    OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
---------------    --------   --------   ---------------------   ------------------
 < =    5.0             0        0.000                 0.00              0.000
 5.0 -  5.5             0        0.000                 0.00              0.000
 5.5 -  6.0             2        0.116           359,834.01              0.096
 6.0 -  6.5           773       44.708       179,149,166.28             47.548
 6.5 -  7.0           937       54.193       194,539,812.53             51.633
 7.0 -  7.5            16        0.925         2,316,793.66              0.615
 7.5 -  8.0             1        0.058           408,000.00              0.108
 8.0 -  8.5             0        0.000                 0.00              0.000
 8.5 -  9.0             0        0.000                 0.00              0.000
 9.0 -  9.5             0        0.000                 0.00              0.000
 9.5 - 10.0             0        0.000                 0.00              0.000
10.0 - 10.5             0        0.000                 0.00              0.000
10.5 - 11.0             0        0.000                 0.00              0.000
11.0 - 11.5             0        0.000                 0.00              0.000
11.5 - 12.0             0        0.000                 0.00              0.000
12.0 - 12.5             0        0.000                 0.00              0.000
   >   12.5             0        0.000                 0.00              0.000
                     ----      -------       --------------            -------
WGT AVE / TOTAL:     1729      100.000       376,773,606.48            100.000
                     ====      =======       ==============            =======

                                    GROUP II

                    NUMBER     PERCENT
ISSUANCE COUPON    OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
---------------    --------   --------   ---------------------   ------------------
 < =    5.0             0        0.000                 0.00              0.000
 5.0 -  5.5            11        1.155         3,776,949.52              1.400
 5.5 -  6.0           483       50.735       143,954,919.11             53.351
 6.0 -  6.5           458       48.109       122,096,351.31             45.250
 6.5 -  7.0             0        0.000                 0.00              0.000
 7.0 -  7.5             0        0.000                 0.00              0.000
 7.5 -  8.0             0        0.000                 0.00              0.000
 8.0 -  8.5             0        0.000                 0.00              0.000
 8.5 -  9.0             0        0.000                 0.00              0.000
 9.0 -  9.5             0        0.000                 0.00              0.000
 9.5 - 10.0             0        0.000                 0.00              0.000

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318
                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                    NUMBER     PERCENT
ISSUANCE COUPAN    OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
---------------    --------   --------   ---------------------   ------------------
10.0 - 10.5             0        0.000                 0.00              0.000
10.5 - 11.0             0        0.000                 0.00              0.000
11.0 - 11.5             0        0.000                 0.00              0.000
11.5 - 12.0             0        0.000                 0.00              0.000
12.0 - 12.5             0        0.000                 0.00              0.000
   >   12.5             0        0.000                 0.00              0.000
                      ---      -------       --------------            -------
WGT AVE / TOTAL:      952      100.000       269,828,219.94            100.000
                      ===      =======       ==============            =======

                                     GROUP I

                    NUMBER     PERCENT
UPDATE TERM        OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
-----------        --------   --------   ---------------------   ------------------
< =   120               0        0.000                 0.00              0.000
120 - 180               0        0.000                 0.00              0.000
180 - 300               9        0.521         1,524,432.91              0.405
300 - 360            1720       99.479       375,249,173.57             99.595
  >   360               0        0.000                 0.00              0.000
                     ----      -------       --------------            -------
WGT AVE / TOTAL:     1729      100.000       376,773,606.48            100.000
                     ====      =======       ==============            =======

                                    GROUP II

                    NUMBER     PERCENT
UPDATE TERM        OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
-----------        --------   --------   ---------------------   ------------------
 < =   120              0        0.000                 0.00              0.000
 120 - 180              1        0.105           214,397.71              0.079
 180 - 300             18        1.891         4,170,872.72              1.546
 300 - 360            933       98.004       265,442,949.51             98.375
   >   360              0        0.000                 0.00              0.000
                      ---      -------       --------------            -------
WGT AVE / TOTAL:      952      100.000       269,828,219.94            100.000
                      ===      =======       ==============            =======

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                                     GROUP I

                           NUMBER     PERCENT
UPDATE FACE               OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
-----------               --------   --------   ---------------------   ------------------
       < =         0.00        0        0.000                 0.00              0.000
      0.00 -  25,000.00        1        0.058            24,828.51              0.007
 25,000.00 -  50,000.00        9        0.521           356,197.64              0.095
 50,000.00 -  75,000.00       35        2.024         2,237,010.44              0.594
 75,000.00 - 100,000.00       81        4.685         7,296,686.48              1.937
100,000.00 - 125,000.00      181       10.468        20,877,767.05              5.541
125,000.00 - 150,000.00      212       12.261        29,503,918.78              7.831
150,000.00 - 175,000.00      210       12.146        34,059,737.05              9.040
175,000.00 - 200,000.00      181       10.468        34,059,247.05              9.040
200,000.00 - 225,000.00      163        9.427        34,805,895.96              9.238
225,000.00 - 250,000.00      107        6.189        25,524,746.40              6.775
250,000.00 - 275,000.00       84        4.858        22,103,110.78              5.866
275,000.00 - 300,000.00       85        4.916        24,560,418.59              6.519
300,000.00 - 325,000.00       56        3.239        17,606,740.25              4.673
325,000.00 - 350,000.00       55        3.181        18,663,168.14              4.953
350,000.00 - 375,000.00       80        4.627        29,029,458.50              7.705
375,000.00 - 400,000.00      143        8.271        55,739,772.59             14.794
400,000.00 - 425,000.00       34        1.966        13,872,076.06              3.682
425,000.00 - 450,000.00        0        0.000                 0.00              0.000
450,000.00 - 475,000.00        0        0.000                 0.00              0.000
475,000.00 - 500,000.00        3        0.174         1,485,372.25              0.394
500,000.00 - 525,000.00        2        0.116         1,027,209.85              0.273
525,000.00 - 550,000.00        3        0.174         1,609,088.16              0.427
550,000.00 - 575,000.00        1        0.058           555,772.66              0.148
575,000.00 - 600,000.00        2        0.116         1,174,883.29              0.312
600,000.00 - 625,000.00        1        0.058           600,500.00              0.159
625,000.00 - 650,000.00        0        0.000                 0.00              0.000
650,000.00 - 675,000.00        0        0.000                 0.00              0.000
675,000.00 - 700,000.00        0        0.000                 0.00              0.000
700,000.00 - 725,000.00        0        0.000                 0.00              0.000
725,000.00 - 750,000.00        0        0.000                 0.00              0.000
750,000.00 - 775,000.00        0        0.000                 0.00              0.000
775,000.00 - 800,000.00        0        0.000                 0.00              0.000
         >   800,000.00        0        0.000                 0.00              0.000
                            ----      -------       --------------            -------
WGT AVE / TOTAL:            1729      100.000       376,773,606.48            100.000
                            ====      =======       ==============            =======

                                    Exhibit B

(THE BANK OF NEW YORK LOGO)

101 Barclay Street, 8 West
New York, NY 10286

Officer:   Matthew Sabino
           212-815-6093

Associate: Steven Chrysanthis
           212-815-8318

                                   CWALT, INC.
                         ALTERNATIVE LOAN TRUST 2006-4CB
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4CB

                                    GROUP II

                           NUMBER     PERCENT
UPDATE FACE               OF ITEMS   OF ITEMS     PRINCIPAL BALANCE     PERCENT OF BALANCE
-----------               --------   --------   ---------------------   ------------------
       < =         0.00        0        0.000                 0.00              0.000
      0.00 -  25,000.00        0        0.000                 0.00              0.000
 25,000.00 -  50,000.00        4        0.420           163,724.17              0.061
 50,000.00 -  75,000.00        8        0.840           515,005.30              0.191
 75,000.00 - 100,000.00       31        3.256         2,877,895.11              1.067
100,000.00 - 125,000.00       63        6.618         7,150,657.65              2.650
125,000.00 - 150,000.00       63        6.618         8,670,147.87              3.213
150,000.00 - 175,000.00       67        7.038        10,844,524.06              4.019
175,000.00 - 200,000.00       71        7.458        13,412,387.95              4.971
200,000.00 - 225,000.00       41        4.307         8,736,013.31              3.238
225,000.00 - 250,000.00       52        5.462        12,423,623.08              4.604
250,000.00 - 275,000.00       30        3.151         7,882,643.28              2.921
275,000.00 - 300,000.00       27        2.836         7,775,094.85              2.881
300,000.00 - 325,000.00       26        2.731         8,108,909.98              3.005
325,000.00 - 350,000.00       23        2.416         7,799,626.75              2.891
350,000.00 - 375,000.00      150       15.756        54,772,060.21             20.299
375,000.00 - 400,000.00      238       25.000        92,552,516.84             34.301
400,000.00 - 425,000.00       41        4.307        16,720,128.28              6.197
425,000.00 - 450,000.00        0        0.000                 0.00              0.000
450,000.00 - 475,000.00        4        0.420         1,856,530.16              0.688
475,000.00 - 500,000.00        1        0.105           487,861.48              0.181
500,000.00 - 525,000.00        2        0.210         1,029,505.88              0.382
525,000.00 - 550,000.00        0        0.000                 0.00              0.000
550,000.00 - 575,000.00        1        0.105           556,376.92              0.206
575,000.00 - 600,000.00        6        0.630         3,520,237.50              1.305
600,000.00 - 625,000.00        2        0.210         1,238,723.80              0.459
625,000.00 - 650,000.00        0        0.000                 0.00              0.000
650,000.00 - 675,000.00        0        0.000                 0.00              0.000
675,000.00 - 700,000.00        0        0.000                 0.00              0.000
700,000.00 - 725,000.00        0        0.000                 0.00              0.000
725,000.00 - 750,000.00        1        0.105           734,025.51              0.272
750,000.00 - 775,000.00        0        0.000                 0.00              0.000
775,000.00 - 800,000.00        0        0.000                 0.00              0.000
         >   800,000.00        0        0.000                 0.00              0.000
                             ---      -------       --------------            -------
WGT AVE / TOTAL:             952      100.000       269,828,219.94            100.000
                             ===      =======       ==============            =======

                                    Exhibit B